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                                                                   EXHIBIT 10.10

                            FIFTH AMENDMENT TO LEASE

     THIS FIFTH AMENDMENT TO LEASE (this "AMENDMENT") is made on this 18th day of December, 2000, by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner ("LANDLORD"), and ADVANCE PARADIGM CLINICAL SERVICES, INC., a Maryland corporation ("TENANT").

                                    Recitals

     A. Whereas, Landlord and Paradigm Pharmacy Management entered into a Lease dated March 16, 1994, as amended by an Amendment to Lease dated October 19, 1996, a Second Amendment to Lease Dated September 30, 1998, a Third Amendment to Lease dated October 11, 1999, and a Fourth Amendment to Lease dated April 25, 2000, (collectively, the "LEASE"), for Suites 1000, 900, 600, 601, 602, 603, and
604 consisting of approximately 33,599 square feet (the "INITIAL LEASED PREMISES"), which has an address of 11350 McCormick Road, Hunt Valley, Maryland 21031 and is known as Executive Plaza II (the "PROPERTY").

     B. Landlord and Tenant now desire to amend certain provisions of the Lease.

                                   Agreements

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     Section 1. Amendment of Lease. The provisions of the Lease are amended as follows:

     1.1. Leased Premises. Commencing the later of Landlord's substantial completion of Landlord's tenant improvement work or January 1, 2001 (the "Commencement Date"), the Leased Premises shall consist of approximately 40,635 rentable square feet, and shall be comprised of the Initial Leased Premises and an additional 7,036 rentable square feet known as Suites LL9, LL102, 102 of Executive Plaza II (the "ADDITIONAL LEASED PREMISES"). The Additional Leased Premises are more particularly depicted as outlined in red on Exhibit A, attached hereto and made a part hereof.

     1.2. Rent. Upon the Commencement Date, , Tenant shall pay to Landlord annual basic rent of Seven Hundred Sixty-Three Thousand Five Hundred Two and 20/100 Dollars ($763,502.20), payable in equal monthly installments of Sixty-Three Thousand Six Hundred Twenty-Five and 18/100 Dollars ($63,625.18). Commencing December 1, 2001, and for each succeeding lease year thereafter, the annual basic rent shall be increased to an amount equal to 103% of the annual basic rent for the immediately preceding lease year as set forth in Section 2.C. of the Lease.

     1.3. Tenant's Proportionate Share. Upon the Commencement Date, Tenant's Proportionate Share as detailed in Sections 1.3 and 1.4 of the Fourth Amendment to Lease shall be amended to delete 1.9% and substitute in lieu thereof 7.9% Tenant's Proportionate Share is based upon the relationship between the square footage of Suites 602, 604, 102, LL9, LL102 (approximately 9,272 square feet) and the total square footage in the Property (approximately 117,334 square feet).

     1.4. Tenant Improvements. Landlord shall provide turn-key tenant improvements based upon a space plan mutually agreed upon by Landlord and Tenant which shall be known as Exhibit B and attached hereto and made apart hereof upon completion of such plan. In addition to building standard build-out, Landlord shall:

          o replace all ceiling tiles;

          o provide one (1) dedicated outlet for every four (4) cubicles;

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          o insulate all office and conference room walls;

          o replace glass entry door to suite.

     All finishes shall be Tenant's choice of Landlord's building standard selections. Landlord shall not be responsible for any of Tenant's low voltage requirements or other computer cabling requirements.

     1.5. Signage. Tenant shall be entitled to signage, and Tenant's sole cost and expense, located above the Leased Premises equal in size, color, location, configuration and method of installation to that signage which currently exists for current tenant.

     1.6. Parking Spaces. Free of charge to Tenant, the eight (8) parking spaces designated on the plat attached hereto as Exhibit B (the "Reserved Spaces") shall be reserved for use by Tenant and its customers, guests and invitees. Tenant, at Tenant's cost and expense, shall cause an appropriate sign to be erected identifying the Reserved Spaces. However, such sign may be erected only after Tenant has submitted to Landlord plans for the location and appearance of such sign, and Tenant shall have received Landlord's written approval thereof. Landlord shall not be obligated in any way to police or monitor the use of the Reserved Spaces, nor shall Landlord be required to enforce the reservation granted hereunder. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from any claim, demand, suit, action, expense or cost incurred by or raised against Landlord as a result of the reservation granted to Tenant and its customers, guests and invitees hereunder.

     Section 2. Titles of Sections. The section titles used in this Amendment are for convenience of reference only, and shall not constitute a part of this Amendment nor shall they affect the meaning, construction or effect of this Amendment or the Lease.

     Section 3. Definitions. Unless otherwise set forth in this Amendment, all capitalized terms shall have the same meaning ascribed to them in the Lease.

     Section 4. Interpretation. All other terms, covenants and conditions of the Lease shall remain unchanged and continue in full force and effect except as such terms, covenants and conditions have been amended or modified by this Amendment, and this Amendment shall, by this reference, constitute a part of the Lease.

     Section 5. Representations. Tenant hereby represents and warrants to Landlord that, as of the date hereof, it (i) is the sole legal and beneficial owner of all of the right, title and interest granted to it by the provisions of the Lease, (ii) has not sold, transferred or encumbered any or all of such right, title or interest, and (iii) has the full and sufficient right at law and in equity to execute and deliver this Amendment as the owner of such right, title, and interest, without the necessity of having any other person's consent thereto or joinder therein.

     Section 6. Successors and Assigns. This Amendment and the terms, covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and its successors and assigns, and Tenant and its permitted successors and assigns.

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     Section 6. Successors and Assigns. This Amendment and the terms, covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and its successors and assigns, and Tenant and its permitted successors and assigns.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed under seal on their behalf by their duly authorized representative, as of the date first above written.

WITNESS/ATTEST:                          Landlord:

                                         HILL MANAGEMENT SERVICES, INC.
                                         agent for the owner

/s/ [ILLEGIBLE]                          By: /s/ [ILLEGIBLE]             (SEAL)
---------------------------                  ----------------------------

                                         Title: Vice President
                                                -------------------------------

                                         Date: 12/18/00
                                               --------------------------------

WITNESS/ATTEST:                          Tenant:

                                         ADVANCE PARADIGM CLINICAL SERVICES,
                                         INC.

/s/ SCOTT IANNANTUANO                    By: /s/ KEN ZADOORIAN
---------------------------                  ----------------------------------
Scott Iannantuano
                                         Title: SVP Human Resources
                                                -------------------------------

                                         Date: 12-7-00
                                               --------------------------------

                                               [ILLEGIBLE]


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                                   EXHIBIT A



                             [GROUND FLOOR PLAN G]





                                                                 [INITIAL STAMP]
                                     1 OF 2

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                                   EXHIBIT A




                              [FIRST FLOOR PLAN 1]


                                                                 [INITIAL STAMP]
                                     2 OF 2
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                                   EXHIBIT B





              [Space plan to be attached upon completion of plan.]


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                                   EXHIBIT C



                             [PLAN OF PARKING LOT]

                                                                 [INITIAL STAMP]